EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-42434) pertaining to the Amended 1995 Stock Option Plan of Teekay Corporation (“Teekay”),

(2) Registration Statement (Form S-8 No. 333-119564) pertaining to the Amended 1995 Stock Option Plan and the 2003 Equity Incentive Plan of Teekay,

(3) Registration Statement (Form F-3 No. 33-97746) and related Prospectus of Teekay for the registration of 2,000,000 shares of Teekay common stock under its Dividend Reinvestment Plan,

(4) Registration Statement (Form S-8 No. 333-147683) pertaining to the 2003 Equity Incentive Plan of Teekay, and

(5) Registration Statement (Form S-8 No. 333-166523) pertaining to the 2003 Equity Incentive Plan of Teekay;

of our report dated April 13, 2011, with respect to the consolidated financial statements of Teekay for the year ended December 31, 2010, included in this Annual Report (Form 20-F) of Teekay for the year ended December 31, 2011.

Vancouver, Canada, April 25, 2012	/s/ Ernst & Young LLP Chartered Accountants